UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2010

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2010, Dollar Financial Corp. (together with its wholly owned subsidiary, Dollar Financial Group, Inc., the "Company") entered into an amended and restated employment agreement with Randy Underwood, our Executive Vice President and Chief Financial Officer, pursuant to which Mr. Underwood will continue to serve as the Chief Financial Officer of the Company (the "Underwood Agreement"). The Underwood Agreement will replace the employment agreement, as amended, between the Company and Mr. Underwood that had been in effect (the "Prior Agreement").

The Underwood Agreement provides for the following amendments to the Prior Agreement: Mr. Underwood will receive an annual base salary of $505,000 and an annual target bonus opportunity based on the achievement of overall corporate performance objectives, as determined by the Compensation Committee of the Board, equal to 90% of his base salary (with the ability to receive a maximum bonus of 180% of his base salary). The Underwood Agreement provides that any award under the Company’s Long Term Incentive Plan (the "LTIP") will be paid 20% in non-qualified stock options, 40% in restricted stock units, and 40% in cash. In recognition of Mr. Underwood’s prior and future service to the Company, Mr. Underwood will be entitled to receive an incremental retention bonus (referred to in the Underwood Agreement as the "Incremental Retention Bonus") upon certain qualifying terminations of Mr. Underwood’s employment. The Incremental Retention Bonus is in addition to the separate Retention Bonus in the amount of $150,000 annually, the terms of which are described in the Prior Agreement.

The Incremental Retention Bonus is an annual benefit of $50,000 payable to Mr. Underwood in equal monthly installments during his lifetime commencing with the month that follows the applicable vesting date (and, upon his death, if Mr. Underwood has remained married to his spouse on the date of the Underwood Agreement through the date of his death, in which case such spouse will be entitled to receive an annual benefit of $25,000 payable in equal monthly installments during her lifetime). Pursuant to the terms of the Underwood Agreement, the Incremental Retention Bonus will become payable if Mr. Underwood’s employment is terminated (i) for any reason on or after December 31, 2012, in which case the Incremental Retention Bonus payment will begin the month following Mr. Underwood’s Separation from Service (as defined in the Underwood Agreement); (ii) by us, without cause, or by Mr. Underwood with good reason, in which case the Incremental Retention Bonus payment will begin the month following the expiration of the Severance Period (as such term is defined in the Underwood Agreement); or (iii) by reason of Mr. Underwood’s death or disability, in which case the Incremental Retention Bonus payment will begin the month following the effective date of such termination.

The above summary of the material amended terms of the Underwood Agreement is qualified in its entirety by reference to the complete text of the Underwood Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is in its entirety incorporated into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amended and Restated Employment Agreement, dated May 17, 2010, between Dollar Financial Group, Inc. and Randy Underwood.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

May 18, 2010	By:	William M. Athas

Name: William M. Athas
Title: Senior Vice President of Finance and Corporate Controller

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated May 17, 2010, between Dollar Financial Group, Inc. and Randy Underwood.